Exhibit 10.1

BOARD OF DIRECTORS  - RETAINER AGREEMENT

This agreement made as of the 1st day of May, 2006 between BlueFire Ethanol, Inc., with its principal place of business at 18201 Von Karman Ste 550, CA 92612 (“BlueFire”) and ________________, with an address of ____________________________________, provides for director services, according to the following:

I.	Services Provided

BlueFire agrees to engage --_________________ to serve as a member of the Board of Directors (the “Director”) and to provide those services required of a director under BlueFire’s Articles of Incorporation and Bylaws (“Articles and Bylaws”), as both may be amended from time, to time and under the General Corporation Law of Delaware, the federal securities laws and other state and federal laws and regulations, as applicable.

II.	Nature of Relationship

The Director is an independent contractor and will not be deemed an employee of BlueFire for purposes of employee benefits, income tax withholding, F.I.C.A. taxes, unemployment benefits or otherwise.  The Director shall not enter into any agreement or incur any obligations on BlueFire’s behalf.

BlueFire will supply, at no cost to the Director:  periodic briefings on the business, director packages for each board and committee meeting, copies of minutes of meetings and any other materials that are required under BlueFire’s Articles and Bylaws or the charter of any committee of the board on which the director serves and any other materials which may, by mutual agreement, be necessary for performing the services requested under this contract.

III.	Director’s Warranties

The Director warrants that no other party has exclusive rights to his services in the specific areas described and that the Director is in no way compromising any rights or trust between any other party and the Director or creating a conflict of interest.  The Director also warrants that no other agreement will be entered into that will create a conflict of interest with this agreement.  The Director further warrants that he will comply with all applicable state and federal laws and regulations, as applicable, including Sections 10 and 16 of the Securities and Exchange Act of 1934.

Throughout the term of this agreement and for a period of six months thereafter, the Director agrees he will not, without obtaining BlueFire’s prior written consent, directly or indirectly engage or prepare to engage in any activity in competition with any BlueFire business or product, including products in the development stage, accept employment or provide services to (including service as a member of a board of directors), or establish a business in competition with BlueFire.

IV.	Compensation

A.  Retainer

BlueFire shall pay the Director a nonrefundable retainer of $5,000 per year during the term of this agreement (prorate for the first year) to provide the services described in Section I which shall compensate him for all time spent preparing for, traveling to (if applicable) and attending board of director meetings during the year; provided, however, that if more than three board meetings require out-of-town travel time, such additional travel time may be billed at the rate set forth in subparagraph C. below.  The retainer shall be provided for portions of the term less than a full calendar year.  This retainer may be revised by action of BlueFire’s Board of Directors from time to time.  Such revision shall be effective as of the date specified in the resolution for payments not yet made and need not be documented by an amendment to this agreement.

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B.  Stock Options

Subject to approval by the Board of Directors, an annual grant of an option to purchase BlueFire common stock, par value $.001 per share, shall be made to the Director.  The grant shall consist of an option to purchase a specified number of shares under the term of BlueFire’s 2006 Equity Incentive Plan or then effective incentive plan.  The specified number of shares for a new appointment to the Board shall be 5,000 shares in 2006, which grant has already been made, and an annual grant at the discretion of the Board.  Currently this grant is of 1,000 shares.  Twenty-five percent of the option shall vest on each quarterly anniversary of the date of grant.  The amount and terms of the annual option grant may be revised by action of BlueFire’s Board of Directors from time to time.  Such revision shall be effective as of the date specified in the resolution for any grants not yet made and need not be documented by an amendment to this agreement.

C.  Additional Payments

To the extent services described in Section I require more than three out-of-town trips, such additional travel time may be charged at the rate of $1,000 per day or part thereof.   This rate may be revised by action of BlueFire’s Board of Directors from time to time for payments not yet made.  Such revision shall be effective as of the date specified in the resolution and need not be documented by an amendment to this agreement.

D.  Payment

Retainer payments shall be made quarterly in cash in advance on the first day of each accounting quarter.  Additional payments shall be made in arrears.  No invoices need be submitted by the Director for payment of the retainer.  Invoices for additional payments under C, above, shall be submitted. Such invoices must be approved by BlueFire’s Chief Executive Officer as to form and completeness.

E.  Expenses

BlueFire will reimburse the Director for reasonable expenses approved in advance, such approval not to be unreasonably withheld.  Invoices for expenses, with receipts attached, shall be submitted. Such invoices must be approved by BlueFire’s Chief Executive Officer as to form and completeness.

V.	Indemnification and Insurance

BlueFire will execute an indemnification agreement in favor of the Director substantially in the form of the agreement attached hereto as Exhibit B.  In addition, BlueFire will provide directors and officers liability insurance.

VI.	Term of Agreement

This agreement shall be in effect from 1st day of May, 2006 through the last date of the Director’s current term as a member of BlueFire’s Board of Directors.  This agreement shall be automatically renewed on the date of the Director’s reelection as a member of BlueFire’s Board of Director’s for the period of such new term unless the Board of Directors determines not to renew this agreement.   Any amendment to this agreement must be approved by a written action of BlueFire’s Board of Directors.  Amendments to Section IV Compensation hereof do not require the Director’s consent to be effective.

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VII.	Termination

This agreement shall automatically terminate upon the death of the Director or upon his resignation or removal from, or failure to win election or reelection to, the BlueFire Board of Directors.

In the event of any termination of this agreement, the Director agrees to return any materials transferred to the Director under this agreement except as may be necessary to fulfill any outstanding obligations hereunder.  The Director agrees that BlueFire has the right of injunctive relief to enforce this provision.

BlueFire’s obligation in the event of such termination shall be to pay the Director the retainer and other payments due through the date of termination.

Termination shall not relieve either party of its continuing obligation under this agreement with respect to confidentiality of proprietary information.

VIII.	Limitation of Liability

Under no circumstances shall BlueFire be liable to the Director for any consequential damages claimed by any other party as a result of representations made by the Director with respect to BlueFire which are different from any to those made in writing by BlueFire.

Furthermore, except for the maintenance of confidentiality, neither party shall be liable to the other for delay in any performance, or for failure to render any performance under this agreement when such delay or failure is caused by Government regulations (whether or not valid), fire, strike, differences with workmen, illness of employees, flood, accident, or any other cause or causes beyond reasonable control of such delinquent party.

IX.	Confidentiality

The Director agrees to sign and abide by BlueFire’s Director Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

X.	Resolution of Dispute

Any dispute regarding the agreement (including without limitation its validity, interpretation, performance, enforcement, termination and damages) shall be determined in accordance with the laws of the State of California, the United States of America.  Any action under this paragraph shall not preclude any party hereto from seeking injunctive or other legal relief to which each party may be entitled.

XI.	Sole Agreement

This agreement (including agreements executed in substantially in the form of the exhibits attached hereto) supersedes all prior or contemporaneous written or oral understandings or agreements, and may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted.

XII.	Assignment

This agreement and all of the provisions hereof shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

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XIII.	Notices

Any and all notices, requests and other communications required or permitted hereunder shall be in writing, registered mail or by facsimile, to each of the parties at the addresses set forth above or the numbers set forth below:

The Director:	Attention:
Telephone:
Facsimile:

BlueFire:	Attention:	Arnold R. Klann
	Telephone:	800-511-4471
	Facsimile:	949-752-9389

Any such notice shall be deemed given when received and notice given by registered mail shall be considered to have been given on the tenth (10th) day after having been sent in the manner provided for above.

XIV.	Survival of Obligations

Notwithstanding the expiration of termination of this agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination (including, without limitation, BlueFire’s obligation to make any fees and expense payments required pursuant to Article IV hereof) or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

XV.	Severability

Any provision of this agreement which is determined to be invalid or unenforceable shall not affect the remainder of this agreement, which shall remain in effect as though the invalid or unenforceable provision had not been included herein, unless the removal of the invalid or unenforceable provision would substantially defeat the intent, purpose or spirit of this agreement.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers, as of the date first written above.

Signature:	Date:	___/___/06

By:
Title:	Director

BlueFire Ethanol, Inc.

Signature:	Date:	___/___/06

By:	Arnold R. Klann
Title:	President and Chief Executive Officer

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EXHIBIT A

BOARD OF DIRECTORS PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed by BlueFire to the Director; NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:

1.    Subject to the limitations set forth in Paragraph 2, all information disclosed by BlueFire to the Director shall be deemed to be "Proprietary Information".  In particular, Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to BlueFire, its present or future products, sales, suppliers, customers, employees, investors, or business, whether or oral, written, graphic or electronic form.

2.    The term "Proprietary Information" shall not be deemed to include information which the Director can demonstrate by competent written proof. (i) is now, or hereafter becomes, through no act or failure to act on the part of the Director, generally known or available; (ii) is known by the Director at the time of receiving such information as evidenced by its records: (iii) is hereafter furnished to the Director by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of a written permission to disclose provided by BlueFire.

3.    The Director shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from BlueFire.  The Director may use such Proprietary Information only to the extent required to accomplish the purposes of this Agreement.  The Director shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States.  No other rights of licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

4.    Proprietary Information supplied shall not be reproduced in any form except as required to accomplish the intent of this Agreement.

5.    The Director represents and warrants that he shall protect the Proprietary Information received with at least the same degree of care used to protect its own Proprietary Information from unauthorized use or disclosure.  The Director shall advise its employees or agents who might have access to such Proprietary Information of the confidential nature thereof and shall obtain from each of such employers and agents an agreement to abide by the terms of this Agreement.  The Director shall not disclose any Proprietary Information to any officer, employee or agent who does not have a need for such information.

6.    All Proprietary Information (including all copies thereof) shall remain in the property of BlueFire, and shall be returned to BlueFire after Director's need for it has expired, or upon request of BlueFire, and in any event, upon completion or termination of this Agreement.

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7.    Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure:

(a)   is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued;

(b)   is otherwise required by law; or

(c)   is otherwise necessary to establish rights or enforced obligations under this Agreement, but only to the extent that any such disclosure is necessary.

8.    This Agreement shall continue in full force and effect for so long as the Director continues to receive Proprietary Information.  This Agreement may be terminated at any time upon thirty (30) days written notice to the other party.  The termination of the Agreement shall not relieve the Director of the obligations imposed by Paragraphs 3, 4, 5 and 12 of this Agreement with respect to Proprietary information disclosed prior to the effective date of such termination and the provisions of these Paragraphs shall survive the termination of this Agreement for a period of five (5) years from the date of such termination.

9.    The Director agrees to indemnify BlueFire for any loss or damage suffered as a result of any breach by the Director of the terms of this Agreement, including any reasonable fees incurred by BlueFire in the collection of such indemnity.

10.   This Agreement shall be governed by the laws of the State of California as those laws are applied to contracts entered into and to be performed entirely in California by California residents.

11.   This Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

12.   Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the Director, including, without limitation, an actual or threatened disclosure of Proprietary Information without the prior express written consent of BlueFire, BlueFire will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury.  Accordingly, each party hereby agrees that BlueFire shall be entitled to specific performance of the Director's obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

AGREED TO:	AGREED TO:
BlueFire Ethanol, Inc.
18201 Von Karman Ste 550
Irvine, CA 92612
By:	/s/ Arnold R. Klann	By:
Name:	Arnold R. Klann	Name:
Title:	President & CEO	Title:	Director

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EXHIBIT B

INDEMNITY AGREEMENT

THIS AGREEMENT is made and entered into this _____ day of _______, 2006 by and between BLUEFIRE ETHANOL, INC., Delaware corporation (the “Corporation”), and _________________ (“Agent”).

RECITALS

WHEREAS, Agent performs a valuable service to the Corporation in his capacity as Director of the Corporation;

WHEREAS, the stockholders of the Corporation have adopted bylaws (the “Bylaws”) providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the “Code”);

WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Agent to continue to serve as Director of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent;

NOW, THEREFORE, in consideration of Agent’s continued service as Director after the date hereof, the parties hereto agree as follows:

AGREEMENT

1. Services to the Corporation. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as Director of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at anytime and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

2. Indemnity of Agent. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).

3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

(a) against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b) otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of the Code and Section 41 of the Bylaws.

4. Limitations on Additional Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

(a) on account of any claim against Agent solely for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b) on account of Agent’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c) on account of Agent’s conduct that is established by a final judgment as constituting a breach of Agent’s duty of loyalty to the Corporation or resulting in any personal profit or advantage to which Agent was not legally entitled;

(d) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e) if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

(f) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

5. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

6. Partial Indemnification. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

7. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

(a)   the Corporation will be entitled to participate therein at its own expense;

(b)   except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded, and so notified the Corporation, that there is an actual conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent’s separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

(c)   the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent’s written consent, which may be given or withheld in Agent’s sole discretion.

8. Expenses. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.

9. Enforcement. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefore. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

10. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

11. Non-Exclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

12. Survival of Rights.

(a)   The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent’s heirs, executors and administrators.

(b)   The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

13. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.

14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

17. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a)   If to Agent, to:

(b)   If to the Corporation, to:

BLUEFIRE ETHANOL, INC.

18201 Von Karman Ste 550
Irvine, CA 92612

or to such other address as may have been furnished to Agent by the Corporation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

BLUEFIRE ETHANOL, INC,

By: /s/ Arnold R. Klann
Name: Arnold R. Klann	Title: President & CEO

AGENT
By:

Name: